New Age Alpha Variable Funds Trust N-1A

Exhibit 99.(h)(4)

SCHEDULE A-1

to the

AMENDED AND RESTATED

EXPENSE LIMITATION AGREEMENT (this “Agreement”)

between

New Age Alpha Variable Funds Trust (the “Trust”)

and

New Age Alpha Advisors, LLC

This Agreement relates to the following series of the Trust:

Fund	Maximum Annual Operating Expense Limit	Effective Date	Expiration Date
NAA Large Core Series	0.89%	October 1, 2024	April 30, 2027
NAA All Cap Value Series	0.84%	October 1, 2024	April 30, 2027
NAA Large Cap Value Series	0.76%	October 1, 2024	April 30, 2027
NAA Large Growth Series	0.91%	October 1, 2024	April 30, 2027
NAA Mid Growth Series	0.92%	October 1, 2024	April 30, 2027
NAA Small Cap Value Series	1.12%	October 1, 2024	April 30, 2027
NAA Small Growth Series	1.04%	October 1, 2024	April 30, 2027
NAA SMid-Cap Value Series	0.87%	October 1, 2024	April 30, 2027
NAA World Equity Income Series	0.86%	October 1, 2024	April 30, 2027

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be signed on their behalf by their duly authorized officers effective as of the Effective Date noted in the Schedule A above.

New Age Alpha Variable Funds Trust		New Age Alpha Advisors, LLC

By:	/s/ Keith D. Kemp	By:	/s/ Armen Arus

Name:	Keith D. Kemp	Name:	Armen Arus

Title:	President	Title:	Manager

A-1